UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 19, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	February ‘09	March ‘09	April ‘09
Process Management	-20 to -15	-30 to -25	-25
Industrial Automation	> -30	> -30	> -30
Network Power	-20 to -15	-25 to -20	-25 to -20
Climate Technologies	-30 to -25	-30	-30 to -25
Appliance and Tools	-25	-30 to -25	-30 to -25
Total Emerson	-25 to -20	-30 to -25	-30 to -25

April 2009 Order Comments:

Emerson’s trailing three-month order rate for the period ending April 2009 remained in the range of negative 25 to 30 percent, with currency exchange rates negatively impacting orders by approximately 6 percentage points. Geographically, economic trends in Europe have taken another step-down. Unfortunately, we have seen a sequential deterioration in our underlying orders from the month of March to April and believe orders are still reflecting a volatile economic environment where customers continue to reduce inventory, backlogs and business spending levels. For the month of April, underlying orders were down approximately 25 percent, excluding a negative 8 percentage point currency impact, and were down 30 to 35 percent overall.

The trailing three-month order rate for Process Management was down 25 percent with currency exchange rates negatively impacting orders by approximately 10 percentage points, including a negative backlog revaluation impact due to the stronger U.S. dollar.   Order rates remained mixed among end markets.

Broad weakness continued across the Industrial Automation businesses as global gross fixed investment has declined sharply and comparisons to the prior year period continue to be difficult. We have seen increasing order weakness in the power-generating alternator business.

Telecommunications and wind power investments continued to drive strength in the China power systems business which was more than offset by order declines across the balance of the Network Power businesses.

Broad weakness across residential, commercial and refrigeration end markets negatively impacted Climate Technologies order trends, with the outlook for the commercial end markets remaining the weakest.

Orders for Appliance and Tools were negatively impacted by continued weakness in consumer spending and residential and non-residential investment.

Upcoming Investor Events:

May 20, 2009 – 2009 Electrical Products Group Conference

Location: Longboat Key, Florida

Time: 10:45 a.m. to 11:25 a.m. Eastern Daylight Time

Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Presentation: The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.emerson.com/financial. The presentation slides will be available for approximately one week thereafter at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 19, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary